                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                _______________


                                    FORM 8-K

                                 CURRENT REPORT

                                _______________

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



                                June 12, 1996
                      ---------------------------------
                      (Date of earliest event reported)



                          AMERICAN REALTY TRUST, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



        Georgia                      1-9948                  54-0697989
- -----------------------         ----------------        --------------------
(State of incorporation         (Commission File        (IRS Employer
 or organization)                Number)                 Identification No.)



10670 North Central Expressway
Suite 300
Dallas, Texas                                             75231
- ----------------------------------------                ----------
(Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code:  (214) 692-4700
                                                    ---------------


                                Not Applicable
- --------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 5.  Other Events.

         On June 12, 1996, the Board of Directors of American Realty Trust, Inc. (the "Company") declared that the Company will pay a cash dividend of $.10 per share on the Company's Common Stock for the second quarter of 1996. The Company has not declared dividends since 1990. The dividend shall be payable on July 8, 1996 to stockholders of record on June 21, 1996.

         The Board of Directors also authorized the redemption of all Rights under the Company's Rights Plan. Each share of outstanding Common Stock represents one and one-half (1.5) Rights. The Rights are redeemable at $.01 per Right. The redemption price will be paid on July 8, 1996 to stockholders of record on June 21, 1996.

         In addition, on June 7, 1996, the Board of Directors elected Karl L. Blaha as a member of the Board of Directors to fill the vacancy left by the resignation of Ryan T. Phillips. Mr. Blaha serves as the President of the Company.


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           AMERICAN REALTY TRUST, INC.



Dated:  June 27, 1996                      By:   \s\ Randall M. Paulson
                                              --------------------------------
                                                   Randall M. Paulson
                                                   Executive Vice President